TOYS“R”US, INC. REPORTS RESULTS FOR FIRST QUARTER 2015

•	Consolidated Adjusted EBITDA[1] improved by $43 million, more than doubling versus the prior year

•	Organization-wide efficiency and cost-cutting measures drove a significant reduction in SG&A

•	U.S. operating earnings improved by $40 million to $61 million

•	International comparable store net sales improved for the fifth consecutive quarter

WAYNE, NJ (June 12, 2015) - Toys“R”Us, Inc. today reported financial results for the first quarter ended May 2, 2015.
Antonio Urcelay, Chief Executive Officer, Toys“R”Us, Inc., stated, “The results for the first quarter of fiscal 2015 demonstrate the steady progress we are making in executing our “TRU Transformation” strategy. During the quarter, we delivered a strong increase in Adjusted EBITDA, which benefited from significant SG&A savings. While the U.S. experienced softness in comparable store net sales, our U.S. operating performance improved significantly, almost tripling the prior year’s operating earnings.  Internationally we continued our positive comparable store net sales trend, where we experienced particular strength in China and Southeast Asia.”
Mr. Urcelay continued, “We are proud of the success of our “Fit for Growth” initiative and we would like to thank our employees for their incredible effort on this project. While we will continue to benefit from the savings contributed in future quarters, the heavy lifting around organizational change is largely complete.”
First Quarter Highlights

•
Net sales were $2,325 million, a decrease of $154 million compared to the prior year period. Excluding the $131 million negative impact of foreign currency translation, net sales declined $23 million or 0.9%. The decline was predominantly due to a decrease in Domestic comparable store net sales, partially offset by International segment increases in net sales from new locations and comparable store net sales.

•
International comparable store net sales were up 1.2% primarily driven by increases in the learning and core toy categories, partially offset by a decrease in our entertainment category (which includes electronics, video game hardware and software). Domestic comparable store net sales were down 2.3% primarily due to a planned decrease in promotional activity. While core toy category sales increased, we experienced declines in the baby, entertainment and seasonal categories.

•
Gross margin dollars were $862 million, compared to $918 million for the prior year period, a decrease of $56 million. Foreign currency translation accounted for $50 million of the decline. Gross margin, as a percentage of net sales, was 37.1% versus 37.0% in the prior year period, an increase of 0.1 percentage points. The margin improvement was primarily attributable to the Domestic segment which increased by 0.2 percentage points, to 35.9%, as a result of continued promotional discipline, with the most significant improvements in the baby and core toy categories. International segment gross margin, as a percentage of net sales, remained relatively consistent compared to the prior year period.

•
Selling, general and administrative expenses (“SG&A”) decreased by $90 million to $827 million, compared to $917 million in the prior year period. Excluding the $49 million favorable impact from foreign currency translation, SG&A decreased by $41 million, primarily due to a $21 million decrease in payroll expenses, of which $14 million was store payroll, a $13 million reduction in advertising and promotional expenses and a $3 million decrease in occupancy costs.

•
Operating loss was $30 million, compared to $91 million in the prior year period. Domestic segment operating earnings improved by $40 million, primarily as a result of SG&A savings compared to the prior year period. Excluding the impact of foreign currency translation, the International segment operating performance improved by $13 million primarily as a result of an increase in gross margin dollars due to higher net sales compared to the prior year period. Corporate overhead decreased by $5 million compared to the prior year period.

•	Adjusted EBITDA[1] was $70 million, compared to $27 million in the prior year period, an improvement of $43 million.

•	Net loss was $140 million, compared to $196 million in the prior year period, an improvement of $56 million.
In closing Mr. Urcelay noted, “I am particularly pleased to be transitioning my CEO responsibilities to Dave Brandon. Toys“R”Us is fortunate to have attracted an executive of Dave’s caliber. I am confident that he is the right individual to lead the company through its next stage of transformation.”

Liquidity and Capital Spending
The Company ended the first quarter with total liquidity of $1.1 billion, comprised of cash and cash equivalents of $453 million and availability under committed lines of credit of $672 million. Toys“R”Us-Delaware, Inc. ended the first quarter with $638 million of liquidity, which included cash and cash equivalents of $148 million.
For the first quarter of fiscal 2015, the Company invested $43 million primarily for enhancements to information technology, store maintenance and improvements to distribution centers, compared to $39 million in the prior year period.
Further information regarding the Company’s financial performance relating to the first quarter of fiscal 2015 is presented in its quarterly report on Form 10-Q, which was filed with the Securities and Exchange Commission on June 12, 2015.
A summary of our “Fit for Growth” initiative is set forth at the end of this press release.
1 A detailed description and reconciliation of EBITDA and Adjusted EBITDA for Toys“R”Us, Inc. and Toys“R”Us-Delaware, Inc., and management’s reasons for using these measures, are set forth at the end of this press release.
About Toys“R”Us, Inc.
Toys“R”Us, Inc. is the world’s leading dedicated toy and baby products retailer, offering a differentiated shopping experience through its family of brands. Merchandise is sold in 866 Toys“R”Us and Babies“R”Us stores in the United States, Puerto Rico and Guam, and in more than 730 international stores and over 240 licensed stores in 37 foreign countries and jurisdictions. In addition, it exclusively operates the legendary FAO Schwarz brand and sells extraordinary toys in the brand’s flagship store on Fifth Avenue in New York City. With its strong portfolio of e-commerce sites including Toysrus.com, Babiesrus.com and FAO.com, it provides shoppers with a broad online selection of distinctive toy and baby products. Headquartered in Wayne, NJ, Toys“R”Us, Inc. employs approximately 66,000 associates annually worldwide. The Company is committed to serving its communities as a caring and reputable neighbor through programs dedicated to keeping kids safe and helping them in times of need. Additional information about Toys“R”Us, Inc. can be found on Toysrusinc.com.
Forward-Looking Statements
All statements that are not historical facts in this press release, including statements about our beliefs or expectations, are forward-looking statements. These statements are subject to risks, uncertainties and other factors, including, among others, the seasonality of our business, competition in the retail industry, changes in our product distribution mix and distribution channels, general economic factors in the United States and other countries in which we conduct our business, consumer spending patterns, birth rates, our ability to implement our strategy including implementing initiatives for season, our ability to recognize cost savings, marketing strategies, the availability of adequate financing, access to trade credit, changes in consumer preferences, changes in employment legislation, our dependence on key vendors for our merchandise, political and other developments associated with our international operations, costs of goods that we sell, labor costs, transportation costs, domestic and international events affecting the delivery of toys and other products to our stores, product safety issues including product recalls, the existence of adverse litigation, changes in laws that impact our business, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements and other risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). In addition, we typically earn a disproportionate part of our annual operating earnings in the fourth quarter as a result of seasonal buying patterns and these buying patterns are difficult to forecast with certainty. We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments unless required by the Securities and Exchange Commission’s rules and regulations. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
# # #
For more information please contact:
Lenders and Note Investors:
Chetan Bhandari, Senior Vice President, Corporate Finance & Treasurer at 973-617-5841 or Chetan.Bhandari@toysrus.com
Media:
Kathleen Waugh, Vice President, Corporate Communications at 973-617-5888, 646-366-8823 or waughk@toysrus.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended
(In millions)	May 2, 2015	May 3, 2014
Net sales	$2,325	$2,479
Cost of sales	1,463	1,561
Gross margin	862	918
Selling, general and administrative expenses	827	917
Depreciation and amortization	87	104
Other income, net	(22)	(12)
Total operating expenses	892	1,009
Operating loss	(30)	(91)
Interest expense	(114)	(108)
Interest income	1	1
Loss before income taxes	(143)	(198)
Income tax benefit	(4)	(2)
Net loss	(139)	(196)
Less: Net earnings attributable to noncontrolling interest	1	—
Net loss attributable to Toys “R” Us, Inc.	$(140)	$(196)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	May 2, 2015	May 3, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$453	$372
Accounts and other receivables	226	236
Merchandise inventories	2,164	2,396
Current deferred tax assets	43	30
Prepaid expenses and other current assets	154	167
Total current assets	3,040	3,201
Property and equipment, net	3,267	3,582
Goodwill	64	64
Deferred tax assets	131	154
Restricted cash	54	57
Other assets	358	426
Total Assets	$6,914	$7,484

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$1,277	$1,428
Accrued expenses and other current liabilities	844	866
Income taxes payable	16	21
Current portion of long-term debt	202	125
Total current liabilities	2,339	2,440
Long-term debt	5,013	5,111
Deferred tax liabilities	117	87
Deferred rent liabilities	346	361
Other non-current liabilities	258	234
Temporary equity	85	83
Total stockholders’ deficit	(1,244)	(832)
Total Liabilities, Temporary Equity and Stockholders’ Deficit	$6,914	$7,484

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	13 Weeks Ended
(In millions)	May 2, 2015	May 3, 2014
Cash Flows from Operating Activities:
Net loss	$(139)	$(196)
Adjustments to reconcile Net loss to Net cash used in operating activities:
Depreciation and amortization	87	104
Amortization and write-off of debt issuance costs and debt discount	11	13
Deferred income taxes	2	2
Non-cash portion of asset impairments and other charges	6	8
Unrealized gains on foreign exchange	(5)	—
Other	—	6
Changes in operating assets and liabilities:
Accounts and other receivables	16	30
Merchandise inventories	(98)	(209)
Prepaid expenses and other operating assets	(24)	(27)
Accounts payable, Accrued expenses and other liabilities	(466)	(150)
Income taxes payable and receivable	(20)	(19)
Net cash used in operating activities	(630)	(438)
Cash Flows from Investing Activities:
Capital expenditures	(43)	(39)
Proceeds from sales of fixed assets	2	3
Property insurance recoveries	—	—
Increase in restricted cash	(1)	(3)
Proceeds from redemption of debt securities	—	—
Purchases of debt securities	—	—
Net cash used in investing activities	(42)	(39)
Cash Flows from Financing Activities:
Long-term debt borrowings	478	330
Long-term debt repayments	(54)	(117)
Short-term debt borrowings, net	6	(2)
Capitalized debt issuance costs	—	(12)
Net cash provided by financing activities	430	199
Effect of exchange rate changes on Cash and cash equivalents	(3)	6
Cash and cash equivalents:
Net decrease during period	(245)	(272)
Cash and cash equivalents at beginning of period	698	644
Cash and cash equivalents at end of period	$453	$372

OPERATING METRICS
(Unaudited)

	13 Weeks Ended
	May 2, 2015	May 3, 2014
Domestic Segment:
Operating Data
Gross margin as a percentage of net sales	35.9%	35.7%
Comparable store net sales	(2.3)%	3.8%	(1)
Change in number of transactions	(4.1)%	3.3%
Change in average basket size	1.8%	0.5%
Net Sales by Product Category
Baby	49.7%	49.8%
Core Toy	13.0%	12.0%
Entertainment	7.2%	8.0%
Learning	17.7%	17.3%
Seasonal	12.0%	12.4%
Other (2)	0.4%	0.5%
Total	100%	100%

International Segment:
Operating Data
Gross margin as a percentage of net sales	39.2%	39.3%
Comparable store net sales (3)	1.2%	1.0%
Change in number of transactions	0.9%	1.3%
Change in average basket size (3)	0.3%	(0.3)%
Net Sales by Product Category
Baby	26.6%	27.0%
Core Toy	20.5%	19.5%
Entertainment	6.4%	7.5%
Learning	27.7%	26.5%
Seasonal	17.9%	18.7%
Other (4)	0.9%	0.8%
Total	100%	100%

Consolidated:
Operating Data
Gross margin as a percentage of net sales	37.1%	37.0%
Comparable store net sales (3)	(1.0)%	2.7%
Change in number of transactions	(1.9)%	2.4%
Change in average basket size (3)	0.9%	0.3%

(1)	Excludes the effect of an immaterial out of period adjustment. Previously reported Domestic comparable store net sales were 4.0% for the thirteen weeks ended May 3, 2014.

(2)	Consists primarily of non-product related revenues.

(3)	Excludes the impact of foreign currency translation.

(4)	Consists primarily of non-product related revenues, including licensing fees from unaffiliated third parties.

FIT FOR GROWTH SAVINGS THROUGH FIRST QUARTER 2015
(Unaudited)

(In millions)
	Initiatives	Domestic			International			Consolidated
		Actual	Estimated Remaining	Total	Actual	Estimated Remaining	Total	Total
Margin	Marketing Effectiveness	$69	$15	$84	$—	$—	$—	$84
	End-to-End	21	—	21	—	—	—	21
	Private Label	—	18	18	—	12	12	30
	Sub-total Margin	$90	$33	$123	$—	$12	$12	$135

SG&A	In-Store Operations	26	27	53	3	11	14	67
	Supply Chain	—	4	4	—	9	9	13
	Organizational Effectiveness	3	22	25	—	12	12	37
	Procurement & Other	30	28	58	3	12	15	73
	Sub-total SG&A	$59	$81	$140	$6	$44	$50	$190
	Fit For Growth Total	$149	$114	$263	$6	$56	$62	$325

Non-GAAP Disclosure of EBITDA and Adjusted EBITDA
We believe Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors in the Company regularly request Adjusted EBITDA as a supplemental analytical measure to, and in conjunction with, the Company’s financial data prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We understand that investors use Adjusted EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.
In addition, we believe that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. We use the non-GAAP financial measures for planning and forecasting and measuring results against the forecast and in certain cases we use similar measures for bonus targets for certain of our employees. Using several measures to evaluate the business allows us and investors to assess our relative performance against our competitors.
Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies, even in the same industry, may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. The Company does not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as measures of operating performance.
A reconciliation of Net loss attributable to Toys “R” Us, Inc. to EBITDA and Adjusted EBITDA for Toys “R” Us, Inc. is as follows:

	13 Weeks Ended
(In millions)	May 2, 2015	May 3, 2014
Net loss attributable to Toys “R” Us, Inc.	$(140)	$(196)

Add:
Income tax benefit	(4)	(2)
Interest expense, net	113	107
Depreciation and amortization	87	104
EBITDA	56	13

Adjustments:
Sponsors’ management and advisory fees (a)	5	6
Severance (b)	5	11
Store closure costs (c)	4	5
Compensation expense (d)	3	—
Impairment of long-lived assets	2	3
Net earnings attributable to noncontrolling interest	1	—
Certain transaction costs	1	—
Foreign currency re-measurement (e)	(6)	—
Net gains on sales of properties	(1)	—
Obsolete inventory clearance (f)	—	(11)
Adjusted EBITDA (g)	$70	$27

A reconciliation of Net loss to EBITDA and Adjusted EBITDA for Toys “R” Us-Delaware, Inc. is as follows:

	13 Weeks Ended
(In millions)	May 2, 2015	May 3, 2014
Net loss	$(78)	$(124)

Add:
Income tax expense	1	—
Interest expense, net	47	43
Depreciation and amortization	57	73
EBITDA	27	(8)

Adjustments:
Sponsors’ management and advisory fees (a)	4	6
Severance (b)	4	10
Store closure costs (c)	7	5
Compensation expense (d)	2	—
Impairment of long-lived assets	1	3
Foreign currency re-measurement (e)	(6)	—
Obsolete inventory clearance (f)	—	(11)
Adjusted EBITDA (g)	$39	$5

(a)	Represents the fees expensed to Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P. and Vornado Realty Trust (collectively, the “Sponsors”) in accordance with the advisory agreement.

(b)	In fiscal 2014, we revised our definition of Adjusted EBITDA to include non-officers’ severance. We have therefore revised our prior period’s Adjusted EBITDA.

(c)	Represents store closure costs, net of lease surrender payments. In fiscal 2014, we revised our definition of Adjusted EBITDA to include lease surrender payments.

(d)
Represents the incremental compensation expense related to certain one-time awards and modifications, net of forfeitures of certain officers’ awards. In fiscal 2014, we revised our definition of Adjusted EBITDA to include the impact of forfeitures of certain officers’ awards and have therefore revised our prior period’s Adjusted EBITDA.

(e)
Represents the unrealized gain on foreign exchange related to the re-measurement of the portion of the Tranche A-1 loan facility due fiscal 2019 attributed to Toys “R” Us (Canada) Ltd. Toys “R” Us (Canada) Ltee.

(f)
Represents an incremental gain on previously identified clearance inventory. In fiscal 2014, we also revised our definition of Adjusted EBITDA to include third party fees associated with our clearance efforts.

(g)
Adjusted EBITDA is defined as EBITDA (earnings (loss) before net interest income (expense), income tax expense (benefit), depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance including certain items which are generally non-recurring. We have excluded the impact of such items from internal performance assessments. We believe that excluding items such as Sponsors’ management and advisory fees, asset impairment charges, restructuring charges, impact of litigation, noncontrolling interest, net gains on sales of properties and other charges, helps investors compare our operating performance with our results in prior periods. We believe it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods and between us and similar companies.